UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 26, 2012

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 26, 2012, Cytokinetics, Inc. issued a press release announcing that the company and Amgen have reviewed data arising from a recently completed Phase I clinical trial designed to assess the safety, tolerability and pharmacokinetics of modified release oral formulations of omecamtiv mecarbil in healthy volunteers. This clinical trial was conducted by Amgen in collaboration with Cytokinetics. Based on the review of these data, the companies have selected oral formulations of omecamtiv mecarbil from this Phase I trial that warrant further evaluation in patients with heart failure. Cytokinetics and Amgen are discussing plans for the initiation of a Phase II clinical trial of these oral formulations. Amgen holds an exclusive worldwide (excluding Japan) license to omecamtiv mecarbil and related compounds, subject to specified development and commercialization participation of Cytokinetics.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

July 26, 2012	By:	/s/ Sharon Barbari

Name: Sharon Barbari
Title: Executive Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated July 26, 2012